UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 11, 2013

Date of Report (Date of earliest event reported)

WEBMD HEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35337	20-2783228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Eighth Avenue

New York, New York 10011

(Address of principal executive offices, including zip code)

(212) 624-3700

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointments

On August 11, 2013, the Board of Directors of WebMD Health Corp. (“WebMD” or the “Company”) appointed David J. Schlanger as Chief Executive Officer of WebMD and Steven L. Zatz, M.D. as its President. Mr. Schlanger had served as Interim Chief Executive Officer of WebMD since May 2013 and, prior to that, served in other senior roles at WebMD and predecessor companies since 1995, most recently as WebMD’s Senior Vice President – Strategic and Corporate Development. Dr. Zatz has held senior executive positions at WebMD and predecessor companies since 1999 and, since 2005, had served as Executive Vice President, Professional Services of WebMD.

Amendments to Employment Agreements

Also on August 11, 2013, WebMD entered into amendments to the employment agreements with Mr. Schlanger and Dr. Zatz, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report, reflecting their new positions. The Compensation Committee of WebMD’s Board approved those amendments and the following grants to each of Mr. Schlanger and Dr. Zatz made pursuant to the amendments:

•	50,000 shares of restricted WebMD Common Stock (“WebMD Restricted Stock”); and

•	a nonqualified option to purchase 300,000 shares of WebMD Common Stock at a per share exercise price equal to $33.40 (the closing price of WebMD Common Stock on August 9, 2013).

The grants were made under WebMD’s Amended and Restated 2005 Long-Term Incentive Plan (the “2005 Plan”) and vest in equal annual installments of 25% commencing on the first anniversary of the date of grant (full vesting on August 11, 2017), subject to continued employment on the applicable vesting dates, except as described below.

Descriptions of Employment Agreements, as Amended

David J. Schlanger. WebMD entered into an employment agreement with Mr. Schlanger (as amended, the “Schlanger Agreement”), effective in May 2013 when Mr. Schlanger became Interim Chief Executive Officer of WebMD, and it was amended on August 11, 2013 when he became Chief Executive Officer. The Schlanger Agreement provides for the following compensation:

•	a base salary of $525,000 per year;

•

a potential bonus for 2013 (payable in March 2014) of up to $600,000, of which up to $300,000 may be earned by him based on the extent to which certain company-wide financial targets for 2013 set by the Compensation Committee are met and up to $300,000 may be earned by him, as determined by the Compensation Committee in its sole discretion; and

•	a target amount for annual bonuses for years after 2013 of 150% of his base salary (with the actual amount of any such bonus to be determined by the Compensation Committee in its discretion).

Under the Schlanger Agreement, in the event of a termination of Mr. Schlanger’s employment by WebMD without Cause or by him for Good Reason, he would be entitled to:

•	continue to receive his base salary for one year from the date of termination;

•	to receive certain amounts in respect of COBRA premiums until the earlier of one year following his termination and the date upon which he receives comparable coverage under another plan; and

•

for 2014 and later years, if the date of termination is on or after July 1 of that year and before bonuses for that year are paid, to receive the bonus he would have received for that year, payable at the time bonuses for that year are paid to other executives.

If a termination without Cause or resignation for Good Reason occurs following a Change of Control of WebMD or if Mr. Schlanger resigns after one year following a Change of Control, he would also be entitled to the following:

•

WebMD Restricted Stock granted to him in 2013 (including the new grant described above) and all options to purchase WebMD Common Stock granted to him that were outstanding as of August 11, 2013 (including the new grant described above) will be deemed fully vested and the options will remain outstanding for one year from the date of termination;

•	if the termination occurs prior to payment of bonuses for 2013, he would receive the greater of $300,000 or the portion of the 2013 bonus achieved through the date of termination; and

•	to receive the $180,000 contributed by WebMD on his behalf to WebMD’s Supplemental Bonus Plan for 2012.

The description of the Supplemental Bonus Plan included under the heading “Compensation Discussions and Analysis – Use of Specific Types of Compensation for 2012 – Supplemental Bonus Plan (SPB) Contributions” in Item 11 of Amendment No. 1 to WebMD’s Annual Report on Form 10-K for the year ended December 31, 2012, filed on April 30, 2013 is incorporated by reference into this Current Report pursuant to General Instruction B.3 of Form 8-K.

For purposes of the Schlanger Agreement:

•	“Change of Control” has the same definition used in the 2005 Plan;

•

“Cause” includes (i) continued willful failure to perform duties after 30 days written notice, (ii) willful misconduct or violence or threat of violence that would harm WebMD, (iii) a breach of a material WebMD policy, the employment agreement or the Trade Secret and Proprietary Information Agreement (as described below) that remains unremedied after 30 days written notice, or (iv) conviction of a felony in respect of a dishonest or fraudulent act or other crime of moral turpitude; and

•

“Good Reason” means resignation of employment within one year of the occurrence of any of the following conditions or events: (i) a material reduction in base salary, (ii) WebMD removing Mr. Schlanger from the position of Chief Executive Officer (except on or following a Change of Control, so long as he is working on the transition or in a senior capacity), or (iii) any material breach of the employment agreement by WebMD; provided that Mr. Schlanger has provided written notice to WebMD within 90 days after the occurrence of such condition or event claimed to be Good Reason and WebMD has failed to remedy such condition or event within 30 days of receipt of such written notice.

Mr. Schlanger is also a party to a related Trade Secret and Proprietary Information Agreement that contains confidentiality obligations that survive indefinitely. The agreement also includes non-solicitation provisions that prohibit him from hiring WebMD’s employees or soliciting any of WebMD’s clients or customers with whom he had a relationship during the time he was employed by WebMD, and non-competition provisions that prohibit him from being involved in a business that competes with WebMD’s business or that competes with any other business engaged in by any affiliates of WebMD if he is directly involved in such business. The non-solicitation and non-competition obligations end on the first anniversary of the date his employment ceases. The post-employment payments and benefits that may be due would be subject to Mr. Schlanger’s compliance with the restrictive covenants applicable to him under the employment agreement.

*             *             *             *

Steven L. Zatz, M.D. We are party to an employment agreement with Dr. Zatz (as amended, the “Zatz Agreement”), which was entered into on July 14, 2005 and amended on December 14, 2008, July 23, 2011, November 14, 2012 and March 5, 2013 and was amended further on August 11, 2013 in connection with Dr. Zatz’s appointment as WebMD’s President. The Zatz Agreement provides for the following compensation:

•	a base salary of $500,000 per year;

•

a potential bonus for 2013 (payable in March 2014) of up to $600,000, of which up to $300,000 may be earned by him based on the extent to which certain company-wide financial targets for 2013 set by the Compensation Committee are met and up to $300,000 may be earned by him based on the extent to which certain individual performance objectives for 2013 are met, as determined by the Compensation Committee in its sole discretion; and

•	a target amount for annual bonuses for years after 2013 of 150% of his base salary (with the actual amount of any such bonus to be determined by the Compensation Committee in its discretion).

Under the Zatz Agreement, in the event of a termination of Dr. Zatz’s employment by WebMD without Cause or by him for Good Reason, he would be entitled to:

•	continue to receive his base salary for one year from the date of termination;

•	to receive certain amounts in respect of COBRA premiums until the earlier of one year following his termination and the date upon which he receives comparable coverage under another plan; and

•

for fiscal year 2014 and later years, if the date of termination is on or after July 1 and before bonuses for that year are paid, to receive the bonus he would have received for that year, payable at the time bonuses for that year are paid to other executives.

If the termination by WebMD without Cause or by him for Good Reason follows a Change of Control of WebMD, he would also be entitled to the following:

•

WebMD Restricted Stock granted to him in 2013 (including the new grant described above) and all options to purchase WebMD Common Stock granted to him that were outstanding as of August 11, 2013 (including the new grant described above) will be deemed fully vested and the options will remain outstanding for one year from the date of termination;

•	if the termination occurs prior to payment of bonuses for 2013, he would receive the greater of $300,000 or the portion of the 2013 bonus achieved through the date of termination; and

•	to receive the $221,000 contributed by WebMD on his behalf to WebMD’s Supplemental Bonus Plan for 2012.

The definitions of “Change of Control,” “Cause” and “Good Reason” are identical to those contained in Mr. Schlanger’s agreement described above, except that they reference Dr. Zatz’s position and responsibilities where applicable.

Dr. Zatz is also a party to a related Trade Secret and Proprietary Information Agreement that contains confidentiality obligations that survive indefinitely. The agreement also includes non-solicitation and non-competition provisions (substantially similar to those contained in Mr. Schlanger’s agreement described above) that end on the first anniversary of the date his employment ceases. The post-employment payments and benefits due to Dr. Zatz are subject to his continued compliance with these covenants.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Amendment, dated as of August 11, 2013, to the Employment Agreement between David J. Schlanger and the Registrant

10.2	Amendment, dated as of August 11, 2013, to the Employment Agreement between Steven L. Zatz, M.D. and the Registrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.

Dated: August 15, 2013	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment, dated as of August 11, 2013, to the Employment Agreement between David J. Schlanger and the Registrant

10.2	Amendment, dated as of August 11, 2013, to the Employment Agreement between Steven L. Zatz, M.D. and the Registrant